EXHIBIT (1)(b)
                             THE CHUBB SERIES TRUST

                              ARTICLES OF AMENDMENT


                  The Chubb Series Trust, a business trust formed by an Agreement and Declaration of Trust (the "Agreement") dated October 27, 1993, pursuant to the laws of the State of Delaware (the "Trust"), hereby amends the Agreement as follows:

                  FIRST: Article I, Section 1 is hereby deleted in its entirety and replaced with the following:

                           "SECTION 1.  NAME.  This Trust shall be
                  known as JPM Series Trust II and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine."

                  SECOND: The amendment to the Agreement herein made was duly approved by the Board of Trustees of the Trust as of October 25, 1996 pursuant to Article VIII, Section 4 of the Agreement.

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                  IN WITNESS WHEREOF, The Chubb Series Trust has caused these
Articles to be signed in its name and on its behalf by its Board of Trustees.

                                                THE CHUBB SERIES TRUST


                                                 By:___________________________
                                                    John R. Rettberg


                                                    ___________________________
                                                    John F. Ruffle


                                                    ___________________________
                                                    Kenneth Whipple, Jr.


                                                    ___________________________
                                                     John N. Bell


                                                    ___________________________
                                                     Charles E. Clough